Exhibit 8.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

June 4, 2018

Bank of America Corporation

100 North Tryon Street

Charlotte, North Carolina 28255

BofA Finance LLC

100 North Tryon Street

Charlotte, North Carolina 28255

Ladies and Gentlemen:

As United States tax counsel to Bank of America Corporation (the “Guarantor”) and BofA Finance LLC (the “Issuer,” and, together with the Guarantor, the “Registrants”) in connection with the registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2016 (File No. 333-213265), relating to Senior Medium-Term Notes, Series A, of the Issuer (the “Notes”) and related guarantees of the Guarantor (the “Guarantees” and, together with the Notes, the “Securities”), we hereby confirm to you that each of the following discussions, is our opinion, in each case subject to the qualifications and limitations set forth therein:

(a)	the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the prospectus forming a part of the Registration Statement;

(b)	the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the prospectus supplement dated November 4, 2016 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date relating to the Senior Medium-Term Notes, Series A;

(c)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. EQUITY INDICES SUN-1 dated November 28, 2016 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date;

(d)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. EQUITY INDICES LIRN-1 dated November 28, 2016 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date;

June 1, 2018

(e)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. CLN-1 dated December 19, 2016 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on December 20, 2016;

(f)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. EQUITY INDICES ARN-1 dated December 22, 2016 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date;

(g)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. STOCK OL-1 dated January 24, 2017 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date;

(h)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. COMM ARN-1 dated March 13, 2017 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on March 14, 2017;

(i)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. EQUITY INDICES BEAR STR-1 dated April 11, 2017 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date;

(j)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. EQUITY INDICES BEAR OL-1 dated April 13, 2017 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date;

(k)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. STOCK ARN-1 dated September 6, 2017 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date; and

(l)	the discussion set forth under the heading “U.S. Federal Income Tax Summary” in the Product Supplement No. EQUITY INDICES MITTS-1 dated October 27, 2017 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

June 1, 2018

For the avoidance of doubt, solely for the purposes of this opinion, each reference to “Morrison & Foerster LLP” in each of the aforementioned tax discussions should be read as a reference to “Sidley Austin LLP.”

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. If a prospectus supplement, product supplement or pricing supplement relating to the offer and sale of any particular Securities is prepared and filed by a Registrant with the Commission on a future date and such prospectus supplement, product supplement or pricing supplement contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.